Magnum Hunter Resources Corporation 8-K

EXHIBIT 99.1

News Release	News Release

Magnum Hunter Resources Provides First
Quarter 2013 Company Wide Operational Update

Houston, TX – (Marketwire) – April 16, 2013 – Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company”) announced today an operational update on each of the Company's upstream unconventional resource plays for the first quarter of 2013 which includes (i) the Appalachia/Marcellus/Utica Shales, (ii) the Williston Basin, and (iii) the Eagle Ford Shale (sale pending). Additionally, the Company is providing an operational update for the Company's midstream division, Eureka Hunter Pipeline, LLC ("Eureka Hunter").

Appalachia

On April 10, 2013, the Company began drilling its first Utica Shale well on our Farley Pad (4 well pad).

During the first quarter of 2013, 2 gross (2 net) additional Marcellus wells have been drilled and cased in our Ormet Area of Monroe County, OH. Fracture stimulation will be timed to occur with planned additional capacity on the Eureka Pipeline system, completion of which is expected late in the third quarter of 2013.

During the first quarter of 2013, in the non-operated Wetzel County 50/50 joint venture with Stone Energy, 4 gross (2 net) additional Marcellus wells have been fracture stimulated and tested. Three wells on the same pad had been previously fracture stimulated and tested. All seven wells on this pad are expected to begin flowing to processing and sales in mid-April 2013. On a separate pad in this county, 4 gross (2 net) Marcellus wells have been fracture stimulated and are currently being tested. We anticipate first production from this pad around May 1, 2013. Drilling activity continues on a third pad where topholes to the kick off point have been drilled on 8 gross (4 net) additional Marcellus wells. Production from this pad is forecast to occur in the fourth quarter of 2013.

Highlights for the Appalachia Division include:

Non-Operated

•
Mills Wetzel #9H – the well was drilled and cased to a measured depth of 12,149 feet (horizontal lateral length of 4,276 feet), fraced with 16 stages and tested March 10, 2013. The 24 hour flowing initial production rate was 3,207 Mcfepd on an adjustable choke with 1,592 psi FTP. Magnum Hunter owns a 50% working interest and Stone Energy is the operator.

•
Mills Wetzel #12H – the well was drilled and cased to a measured depth of 10,690 feet (horizontal lateral length of 2,715 feet), fraced with 10 stages and tested March 7, 2013. The 24 hour flowing initial production rate was 2,579 Mcfepd on an adjustable choke with 1,920 psi FTP. Magnum Hunter owns a 50% working interest and Stone Energy is the operator.

•
Mills Wetzel #13H – the well was drilled and cased to a measured depth of 11,281 feet (horizontal lateral length of 3,433 feet), fraced with 13 stages and tested March 7, 2013. The 24 hour flowing initial production rate was 3,114 Mcfepd on an adjustable choke with 2,076 psi FTP. Magnum Hunter owns a 50% working interest and Stone Energy is the operator.

•
Mills Wetzel #15H – the well was drilled and cased to a measured depth of 11,886 feet (horizontal lateral length of 3,858 feet), fraced with 14 stages and tested March 9, 2013. The 24 hour flowing initial production rate was 3,956 Mcfepd on an adjustable choke with 1,746 psi FTP. Magnum Hunter owns a 50% working interest and Stone Energy is the operator.

The rates reflected above do not include natural gas liquids which when processed through the Markwest Mobley Plant, should add approximately 525 Boepd, assuming ethane rejection.

Mr. James Denny, President of Triad Hunter commented, "With eleven gross wells, five and a half net wells going to processing and sales in the next thirty days, we are pleased with the step change in our production profile. We are also excited about the potential impact of our first horizontal Utica test in Washington County, OH.”

Williston Basin

North Dakota (Non-Operated)

First quarter activities in North Dakota included bringing on production 16 gross (3.4 net) wells. At quarter end, there were 7 gross (1.7 net) wells drilled awaiting completion operations.

North Dakota (Operated)

Williston Hunter operated its first drilling well in the Bakken/Three Forks formation in North Dakota during the first quarter.  The 35-26-164-97 well was drilled with 1.25 mile lateral technology on budget for $4.2 million and completed with 20 ton fracs over 25 stages targeting the Sanish Three Forks.

Highlights for North Dakota include:

•
Thomte 0508-3H – This well was drilled and cased to a measured depth of 18,036 feet (horizontal lateral length of 9,926 feet), fraced with 40 stages and placed on production March 23, 2013. The 24 hour flowing initial production rate was 1,166 Boepd. Magnum owns a 32.3% working interest.

•
Bailard Karen 3625-1TFH – This well was drilled and cased to a measured depth of 14,031 feet (horizontal lateral length of 5,897 feet), fraced with 26 stages and placed on production February 27, 2013. The 24 hour flowing initial production rate was 910 Boepd. Magnum owns a 16.7% working interest.

•
Bailard William 0112-1TFH – This well was drilled and cased to a measured depth of 17,581 feet (horizontal lateral length of 9,491 feet), fraced with 40 stages and placed on production February 24, 2013. The 24 hour flowing initial production rate was 922 Boepd. Magnum owns a 16.7% working interest.

•
Almos Farms 0112-2TFH – This well was drilled and cased to a measured depth of 17,848 feet (horizontal lateral length of 9,095 feet), fraced with 27 stages and placed on production March 28, 2013. The 24 hour flowing initial production rate was 923 Boepd. Magnum owns a 47.5% working interest.

The ONEOK gas conservation and gathering project to gather all casing head gas currently being flared continues the construction phase and is currently estimated to begin initial gas volume throughput in mid-April 2013. ONEOK has finalized the build-out of the compression station, high pressure 12” discharge line and 2 ½ of the four east-west gathering lines in Phase 1.

Middle Bakken exploration across the Ambrose Block has accelerated. Seven test wells have now been placed on production, all yielding positive results. Six new laterals are awaiting completion and four locations are currently drilling. Further delineation will continue in 2013 and significant step-outs are planned.

Tableland

During the first quarter of 2013, the Williston Hunter Division placed on production 5 gross (3.8 net) wells in the Tableland Field.
Highlights for the Tableland field include:

•
91/09-09-001-10W2 - MHR drilled and cased this well to a measured depth of 11,640 feet (horizontal lateral length of 3,865 feet), fraced with 26 stages and placed on production February 18, 2013. The 24 hour flowing initial production rate was 610 Boepd. Magnum Hunter operates this well and owns an 87.5% working interest.

Mr. Glenn Dawson, President of Williston Hunter, commented, “In the first quarter of 2013, Williston Hunter evolved as a drilling operator in Divide County, North Dakota and plans to continue field operations for the remainder of 2013. Drilling operations in the Ambrose Field focused on Middle Bakken exploration successes, indicating a significant economic discovery leading to material reserve growth potential throughout 2013. Initial natural gas and liquids sales will commence in the ONEOK gathering system in mid-April 2013. This milestone is the beginning of a major conservation effort to tie in approximately 180 wells this year currently being flared which will add valuable reserves and cash flow.”

Eagle Ford

On April 2, 2013 the Company entered into a definitive agreement to sell all of its ownership interests in the Company’s Eagle Ford Shale oil and gas properties in Gonzales and Lavaca Counties of South Texas to a wholly-owned subsidiary of Penn Virginia Corporation (NYSE: PVA) (“Penn Virginia”) for a total purchase price of $401 million. During the first quarter of 2013, the Eagle Ford division placed on production 1 gross (.3 net) operated wells and 3 gross (1.5 net) non-operated wells in the Eagle Ford Shale of South Texas.

Highlights for the Eagle Ford include:

Magnum Hunter Operated

•
Moose Hunter 3H - MHR drilled and cased this well to a measured depth of 17,134 feet (horizontal lateral length of 6,062 feet), fraced with 21 stages and placed on production January 30, 2013. The 24 hour flowing initial production rate was 1,677 Boepd on a 17/64" choke with 2,925 FCP. Magnum Hunter operates this well and owns a 30.03% working interest.

•
Elk Hunter 1H - MHR drilled and cased this well to a measured depth of 16,265 feet (horizontal lateral length of 6,107 feet), fraced with 22 stages and placed on production April 1, 2013. The 24 hour flowing initial production rate was 1,303 Boepd on a 16/64" choke with 2,225 FCP. Magnum Hunter operates this well and owns a 46.43% working interest.

•
Elk Hunter 2H - MHR drilled and cased this well to a measured depth of 16,933 feet (horizontal lateral length of 6,664 feet), fraced with 25 stages and placed on production April 1, 2013. The 24 hour flowing initial production rate was 1,514 Boepd on a 16/64" choke with 2,200 FCP. Magnum Hunter operates this well and owns a 46.43% working interest.

•
Elk Hunter 3H- MHR drilled and cased this well to a measured depth of 16,317 feet (horizontal lateral length of 6,080 feet), fraced with 21 stages and placed on production April 1, 2013. The 24 hour flowing initial production rate was 1,456 Boepd on a 16/64" choke with 2,250 FCP. Magnum Hunter operates this well and owns a 46.43% working interest.

Non-Operated

•
Dorothy Springs 1H – This well was drilled and cased to a measured depth of 16,183 feet (horizontal lateral length of 6,739), fraced with 19 stages and placed on production January 22, 2013. The 24 hour flowing production rate on February 8, 2013 was 621 Boepd on a 22/64" choke with 600 psi FTP. Magnum Hunter owns a 50% working interest and Hunt Oil Company is the operator.

•
JP Ranch F 1H – This well was drilled and cased to a measured depth of 15,730 feet (horizontal lateral length of 6,105), fraced with 20 stages and placed on production January 22, 2013. The 24 hour flowing production rate on February 8, 2013 was 560 Boepd on a 20/64" choke with 800 psi FTP. Magnum Hunter owns a 50% working interest and Hunt Oil Company is the operator.

•
JP Ranch F 2H – This well was drilled and cased to a measured depth of 16,066 feet (horizontal lateral length of 6,040), fraced with 24 stages and placed on production January 23, 2013. The 24 hour flowing production rate on February 3, 2013 was 553 Boepd on a 14/64" choke with 1,530 psi FTP. Magnum Hunter owns a 50% working interest and Hunt Oil Company is the operator.

•
Cinco J Ranch C 1H – This well was drilled and cased to a measured depth of 15,765 feet (horizontal lateral length of 7,990), fraced with 26 stages and placed on production March 6, 2013. The 24 hour flowing production rate on March 15, 2013 was 469 Boepd on a 14/64" choke with 1,680 psi FTP. Magnum Hunter owns a 2.5% ORRI with a 12.5% working interest back-in after payout and Hunt Oil Company is the operator.

•
Cinco J Ranch G 1H – This well was drilled and cased to a measured depth of 15,765 feet (horizontal lateral length of 6,079), fraced with 20 stages and placed on production March 6, 2013. The 24 hour flowing production rate on March 15, 2013 was 395 Boepd on a 14/64" choke with 1,320 psi FTP. Magnum Hunter owns a 2.5% ORRI with a 12.5% working interest back-in after payout and Hunt Oil Company is the operator.

Mr. H.C. "Kip" Ferguson, President of Eagle Ford Hunter, commented, “We are expeditiously proceeding ahead with the closing of the sale of our Eagle Ford Division to Penn Virginia as previously announced.  We anticipate financial closing prior to the end of April 2013.  Since entering South Texas in late 2009 with our first acquisition of leases in the Eagle Ford, we have been executing our plan through exploration, completion optimization and now into the development phase. The sale of this more mature asset will allow management to focus on our other core areas where we hold substantial lease acreage positions and are realizing significant returns in the current commodity price environment.”

Eureka Hunter

During the first quarter of 2013, Eureka Hunter’s focus has been on continued expansion into Ohio, most notably acquiring right of way in Monroe County, Ohio. Eureka Hunter has acquired and cleared over 20 miles of right of way in Ohio, and anticipates pipeline construction in this region to commence during the second quarter of 2013. Current throughput on Eureka Hunter is over 75,000 Mcfpd. All gas previously shut-in associated with the flash fire reported last week is currently flowing.

TransTex Hunter, Eureka Hunter's treating and processing division, saw increased demand for gas treating units due to the improvement of natural gas prices and the continued drilling efforts by operators in the liquids-rich resource plays, especially in the Eagle Ford Shale. TransTex Hunter has continued to see opportunities in the gas processing sector which is being driven by producers seeking to take advantage of processing uplift. Currently, TransTex Hunter is in the process of building smaller and medium size processing equipment which will allow the Company to take advantage of producers' requirements for processing while waiting for the larger cryogenic processing facilities to be built which require much greater lead times.

Magnum Hunter Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter, commented, "Companywide daily production is quickly approaching 20,000 Boe per day. We will not be lowering our production guidance for the year even after losing approximately 3,200 Boe per day later this month due to the Eagle Ford sale. With the imminent sale and closing of the Eagle Ford Division, we will be reallocating the capital budget previously earmarked for this Division to both the Appalachian and Williston Basin Divisions and maintain an overall $300 million upstream capital expenditure budget for the year. Our liquidity position will significantly improve at the end of this month with the expectation of completely paying off our existing Senior Revolving Credit Facility at that time.  We are most anxious to test our first horizontal Utica well currently drilling in Northern Washington County, Ohio. Management has continued to build the Company’s lease acreage position in the Utica Shale as we approach 100,000 gross acres under lease. With our midstream division, we are in a unique position to gather and process new discoveries in this region much more expeditiously than our competition.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas and North Dakota and Saskatchewan, Canada. The Company is presently active in five of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale, Pearsall Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are "forward looking statements" as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending transactions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of proposed transactions; the ability to complete proposed transactions considering various closing conditions; the benefits of any such transactions and their impact on the Company's business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company's ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "intend," "estimate," "anticipate," "believe," "project," "pursue," "plan" or "continue" or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil, natural gas and natural gas liquids; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and therefore our oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Contact:
Chris Benton
AVP, Finance and Capital Markets
ir@magnumhunterresources.com
(832) 203-4539